Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 24, 2011, is made by and among Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”), the guarantors signatory hereto (the “Guarantors”) and Wilmington Trust FSB (as successor trustee to Wells Fargo Bank, N.A.), as Trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company, the Guarantors and the Trustee are parties to an Indenture dated as of April 13, 2006 (as amended, supplemented or otherwise modified from time to time, the “Indenture”).

WHEREAS, pursuant to the Indenture, the Company issued and the Trustee authenticated and delivered an aggregate principal amount of $305,000,000 of the Company’s 11 1/8% Senior Notes due 2014 (the “Notes”), of which $305,000,000 is currently outstanding.

WHEREAS, Section 9.2 of the Indenture provides, among other things, that with the consent of the holders (the “Holders”) of at least a majority in aggregate principal amount of the Notes then outstanding (the “Requisite Consents”), the Company, the Guarantors and the Trustee may amend the Indenture or the Notes.

WHEREAS, on February 9, 2011, the Company distributed an Offer to Purchase and Consent Solicitation Statement (as amended, modified, or supplemented, the “Offer to Purchase”) to each Holder.

WHEREAS, the Company has obtained the Requisite Consents to amend the Indenture as set forth in the Offer to Purchase (the “Amendments”).

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company.

WHEREAS, the Company has delivered, or caused to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Sections 12.4 and 12.5 of the Indenture.

NOW THEREFORE, each party agrees for the benefit of the other parties and for the equal and ratable benefit of all Holders, as follows:

AGREEMENT:

Section 1. Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein have the meanings given to them in the Indenture. Sections 1.1 and 1.2 of the Indenture are hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Section 2.1 below.

Section 2. Amendments.

2.1 Amendment of Certain Sections of the Indenture. The Indenture is hereby amended by deleting the following sections of the Indenture and all references thereto in the Indenture in their entirety:

(a) Section 4.3 - Provision of Financial Information

(b) Section 4.4 - Compliance Certificate

(c) Section 4.5 - Taxes

(d) Section 4.6 - Stay, Extension and Usury Laws

(e) Section 4.7 - Limitation on Restricted Payments

(f) Section 4.8 - Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

(g) Section 4.9 - Limitation on Incurrence of Debt

(h) Section 4.10 - Limitation on Merger, Consolidation or Sale of Assets

(i) Section 4.11 - Limitation on Transactions with Affiliates

(j) Section 4.12 - Limitation on Liens

(k) Section 4.13 - Payments for Consent

(l) Section 4.14 - Offer to Purchase upon Change of Control

(m) Section 4.15 - Corporate Existence

(n) Section 4.16 - Business Activities

(o) Section 4.17 - Additional Guarantees

(p) Section 4.18 - Limitation on Creation of Unrestricted Subsidiaries

(q) Section 4.19 - Further Instruments and Acts

(r) Section 5.1 - Consolidation, Merger, Conveyance, Transfer or Lease

(s) Section 5.2 - Successor Corporation Substituted

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2.2 Amendments to Events of Defaults in the Indenture. Section 6.1 of the Indenture, “Events of Default” is hereby amended and restated in its entirety as follows:

SECTION 6.1 Events of Default.

Each of the following consitutes an “Event of Default”:

(1) the Company defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes; and

(2) the Company defaults in the payment when due of interest or Additional Interest, if any, on or with respect to the Notes and such default continues for a period of 30 days.

(3) Reserved.

(4) Reserved.

(5) Reserved.

(6) Reserved.

(7) Reserved.

Section 3. Miscellaneous.

3.1 Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder holding Notes that have been heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; provided, however, that Sections 1 and 2.1 hereof shall not become operative unless and until the date (the “Operative Date”) set forth in a notice from the Company to the Trustee, stating that all the Notes that were validly tendered and not withdrawn at or prior to the Early Acceptance Date (as defined in the Offer to Purchase) were purchased on the Early Payment Date (as defined in the Offer to Purchase).

3.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions of the Indenture shall remain in full force and effect.

3.3 Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

3.4 Confirmation and Preservation of the Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

3.5 Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the “Act”), that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Act that

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may be so modified or excluded, the provisions of the Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

3.6 Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture.

3.7 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided, including specifically the Trustee’s rights to indemnification contained in Section 7.2 of the Indenture.

3.8 Separability Clause. In case any provision of this Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.9 Effect of Headings. The Section and Subsection headings herein are for convenience only and shall not affect the construction hereof.

3.10 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy, or claim under the Indenture, this Supplemental Indenture, or the Notes.

3.11 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and permitted assigns, whether so expressed or not.

3.12 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

3.13 Counterparts. This Supplemental Indenture may be executed in counterparts (including by means of facsimile signature pages), each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Blank — Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and the year first written above.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By:	/s/ Robert LaPenta, Jr.
Name: Robert LaPenta, Jr.
Title: Vice President and Treasurer

The GUARANTORS listed on Schedule A hereto

By:	/s/ Robert LaPenta, Jr.
Name: Robert LaPenta, Jr.
Title: Vice President and Treasurer

Wilmington Trust FSB, as Trustee

By	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

Schedule A

Burlington Coat Factory of Alabama, LLC

Burlington Coat Factory Realty of Huntsville, LLC

Burlington Coat Factory Warehouse of Anchorage, Inc.

Burlington Coat Factory Realty of Mesa, Inc.

Burlington Coat Factory Realty of Desert Sky, Inc.

Burlington Coat Factory of Arizona, LLC

Burlington Coat Factory of Arkansas, LLC

Burlington Coat Factory Realty of Dublin, Inc.

Burlington Coat Factory Realty of Florin, Inc.

Burlington Coat Factory Realty of Ventura, Inc.

Baby Depot of California, LLC

Burlington Coat Factory of California, LLC

Burlington Coat Factory of San Bernardino, LLC

MJM Designer Shoes of California, LLC

Burlington Coat Factory of Colorado, LLC

Burlington Coat Realty of East Windsor, Inc.

Burlington Coat Factory of Connecticut, LLC

Cohoes Fashions of Connecticut, LLC

Burlington Coat Factory of Texas, Inc.

C.F.I.C. Corporation

Burlington Coat Factory Realty Corp.

Burlington Coat Factory of Delaware, LLC

MJM Designer Shoes of Delaware, LLC

Burlington Coat Factory of Texas, L.P.

Burlington Coat Factory Realty of University Square, Inc.

Burlington Coat Factory Realty of Coral Springs, Inc.

Burlington Coat Factory Realty of West Colonial, Inc.

Burlington Coat Factory Realty of Orlando, Inc.

Burlington Coat Factory Realty of Sarasota, Inc.

K&T Acquisition Corp.

Burlington Coat Factory of Florida, LLC

MJM Designer Shoes of Florida, LLC

Bee Ridge Plaza, LLC

Burlington Coat Factory Warehouse of Atlanta, Inc.

Burlington Coat Factory Realty of Morrow, Inc.

Burlington Coat Factory of Georgia, LLC

Burlington Coat Factory of Hawaii, LLC

Burlington Coat Factory of Idaho, LLC

Burlington Coat Factory Warehouse of East St. Louis, Inc.

Burlington Coat Realty of Gurnee, Inc.

Burlington Coat Factory Realty of Bloomingdale, Inc.

Burlington Coat Factory Realty of River Oaks, Inc.

Burlington Coat Factory of Illinois, LLC

Burlington Coat Factory Realty of Greenwood, Inc.

Burlington Coat Factory of Indiana, LLC

Burlington Coat Factory of Iowa, LLC

Burlington Coat Factory of Kansas, LLC

Burlington Coat Factory of Kentucky, Inc.

Burlington Coat Factory of Louisiana, LLC

Burlington Coat Factory of Maine, LLC

Burlington Coat Factory of Maryland, LLC

Burlington Coat Factory Realty of North Attleboro, Inc.

Burlington Coat Factory of Massachusetts, LLC

Cohoes Fashions of Massachusetts, LLC

Burlington Coat Factory Warehouse of Detroit, Inc.

Burlington Coat Factory Warehouse of Grand Rapids, Inc.

Burlington Coat Factory Warehouse of Redford, Inc.

Burlington Coat Factory of Michigan, LLC

Burlington Coat Factory of Minnesota, LLC

Burlington Coat Factory of Mississippi, LLC

Burlington Coat Factory Realty of Des Peres, Inc.

Burlington Coat Factory of Missouri, LLC

Burlington Coat Factory of Montana, LLC

Burlington Coat Factory of Nebraska, LLC

Burlington Coat Realty of Las Vegas, Inc.

Burlington Coat Factory of Nevada, LLC

Burlington Coat Factory of New Hampshire, LLC

Burlington Coat Factory Direct Corporation

Burlington Coat Factory Warehouse of Edgewater Park, Inc.

Burlington Coat Factory Warehouse of New Jersey, Inc.

MJM Designer Shoes of Moorestown, Inc.

Super Baby Depot of Moorestown, Inc.

Burlington Coat Factory Realty of Edgewater Park, Inc.

Burlington Coat Factory Realty of Paramus, Inc.

Burlington Coat Factory Realty of Pinebrook, Inc.

Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.

Burlington Coat Factory of New Jersey, LLC

Cohoes Fashions of New Jersey, LLC

MJM Designer Shoes of New Jersey, LLC

Burlington Coat Factory of New Mexico, LLC

LC Acquisition Corp.

Georgetown Fashions Inc.

Monroe G. Milstein, Inc.

Burlington Coat Factory Realty of Yonkers, Inc.

Burlington Coat Factory of New York, LLC

Cohoes Fashions of New York, LLC

MJM Designer Shoes of New York, LLC

Burlington Coat Factory of North Carolina, LLC

Burlington Coat Factory of North Dakota, LLC

Burlington Coat Factory Warehouse of Cleveland, Inc.

Burlington Coat Factory of Ohio, LLC

Burlington Coat Factory Realty of Tulsa, Inc.

Burlington Coat Factory of Oklahoma, LLC

Burlington Coat Factory of Oregon, LLC

Burlington Coat Factory Warehouse Inc.

Burlington Coat Factory Warehouse of Cheltenham, Inc.

Burlington Coat Factory Warehouse of Langhorne, Inc.

Burlington Coat Factory Warehouse of Montgomeryville, Inc.

Burlington Coat Factory Realty of West Mifflin, Inc.

Burlington Coat Factory Realty of Langhorne, Inc.

Burlington Coat Factory Realty of Whitehall, Inc.

Burlington Factory Warehouse of Reading, Inc.

Burlington Coat Factory Warehouse of Bristol, LLC

Burlington Coat Factory of Pennsylvania, LLC

MJM Designer Shoes of Pennsylvania, LLC

Burlington Coat Factory of Puerto Rico, LLC

Cohoes Fashions of Cranston, Inc.

Burlington Coat Factory of Rhode Island, LLC

Burlington Coat Factory Warehouse of Charleston, Inc.

Burlington Coat Factory of South Carolina, LLC

Burlington Coat Factory of South Dakota, LLC

Burlington Coat Factory Warehouse of Hickory Commons, Inc.

Burlington Coat Factory Warehouse of Memphis, Inc.

Burlington Coat Factory Warehouse of Shelby, Inc.

Burlington Coat Factory Realty of Memphis, Inc.

Burlington Coat Realty of Plano, Inc.

Burlington Coat Factory Warehouse of Baytown, Inc.

M J M Designer Shoes of Texas, Inc.

Burlington Coat Realty of Houston, Inc.

Burlington Coat Factory Realty of Westmoreland, Inc.

Burlington Coat Factory Realty of Bellaire, Inc.

Burlington Coat Factory Realty of El Paso, Inc.

Burlington Coat Factory of Utah, LLC

Burlington Coat Factory of Vermont, LLC

BCF Cards, Inc.

Burlington Coat Factory Warehouse of Coliseum, Inc.

Burlington Coat Realty of Potomac, Inc.

Burlington Coat Factory Realty of Fairfax, Inc.

Burlington Coat Factory Realty of Coliseum, Inc.

Burlington Coat Factory of Virginia, LLC

Burlington Coat Factory of Pocono Crossing, LLC

Burlington Coat Factory Realty of Franklin, Inc.

Burlington Coat Factory of Washington, LLC

Burlington Coat Factory of West Virginia, LLC

Burlington Coat Factory of Wisconsin, LLC